UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

PEOPLES FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

Stilwell Activist Investments, L.P. Stilwell Value Partners VII, L.P. Stilwell Activist Fund, L.P. Stilwell Value LLC Joseph Stilwell Megan Parisi Stewart F. Peck
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Joseph Stilwell and certain affiliated entities (collectively, “Stilwell”), together with the other participants named herein, have filed a definitive proxy statement and accompanying GREEN universal proxy card (the “Definitive Proxy Materials”) with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of Stilwell’s highly-qualified director nominee at the 2025 annual meeting of stockholders (the “Annual Meeting”) of Peoples Financial Corporation, a Mississippi corporation (the “Company”).

On March 11, 2025, Stilwell mailed the following letter to the Company’s stockholders:

Stilwell Activist Investments, L.P.

111 BROADWAY • 12TH FLOOR

NEW YORK, NY 10006

(787) 985-2194

INFO@STILWELLGROUP.COM

March 11, 2025

Dear Fellow PFBX Owner,

Tanner Swetman made an ill-timed speculative bet in our Bank’s securities and bond portfolio.

That bet was NOT AT ALL related to the core business of taking care of the community and was contrary to OUR company’s policies and procedures.1

Our company’s stock continues to languish well below where it was a quarter-century ago.2

PFBX Stock Chart

The Bank suffers from Swetman’s irresponsible decisions.

Please vote the GREEN CARD for our nominee today.

Respectfully,

Megan Parisi
(787) 985-2194
mparisi@stilwellgroup.com

You can vote by telephone, online or by signing and dating the enclosed GREEN proxy card and returning it in the postage-paid envelope.

If you have any questions, require assistance in voting your GREEN proxy card, or need additional copies of our proxy materials, please contact Okapi Partners at the phone numbers or email listed below.

Okapi Partners LLC

Attn: Mr. Jeremy Provost
1212 Avenue of the Americas, 17th Floor
New York, NY 10036

+ 1 (212) 297-0720 (Main)
+ 1 (844) 343-2621 (Toll-Free)
Email: info@okapipartners.com

1 In PFBX’s 2022 annual Form 10-K filing, the company definitively stated that it had “adopted new investment strategies in 2022 and 2021 to improve yields on its securities while not compromising duration or credit risk.” (PFBX’s Form 10-K filed March 15, 2023, p. 33).

2 (A) PFBX closing share price on July 20, 1999: $30.50; (B) PFBX closing share price on March 5, 2025: $19.25 (Yahoo Finance).

STILWELL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ ITS DEFINITIVE PROXY MATERIALS AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN STILWELL’S PROXY SOLICITATION. STILWELL’S DEFINITIVE PROXY MATERIALS ARE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTPS://WWW.SEC.GOV.